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                                                                    EXHIBIT 10.3

                         AGREEMENT FOR PURCHASE AND SALE
                    OF REAL PROPERTY AND ESCROW INSTRUCTIONS

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 3rd day of November 2005, by and between NNN Oakey Building 2003, LLC, a Delaware limited liability company, ("Seller"), and Trans-Aero Land & Development Corporation and/or nominee ("Buyer"), with reference to the following facts:

      A. Seller owns certain real property located in Clark County, Nevada and more specifically described in Exhibit A attached hereto (the "Land"), commonly known as the Oakey Building and such other assets, as the same are herein described.

      B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Land and the associated assets.

NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:

1.    Purchase and Sale.

      1.1. The purchase and sale includes, and at Close of Escrow (hereinafter defined) Seller shall sell, assign, grant and transfer to Buyer, Seller's entire right and interest in and to all of the following (hereinafter sometimes collectively, the "Property"):

            1.1.1. The Land, together with all structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements and rights appurtenant to the Land (all of the foregoing being collectively referred to herein as the "Real Property");

            1.1.2. The lease (the "Lease"), including any amendments, with the tenant ("Tenant") leasing the Real Property as of the date of this Agreement or hereafter entered into in accordance with the terms hereof prior to Close of Escrow, together with all security deposits, other deposits held in connection with the Lease, lease guarantees and other similar credit enhancements providing additional security for the Lease;

            1.1.3. All tangible and intangible personal property owned by Seller located on or used in connection with the Real Property, including, specifically, without limitation, equipment, furniture, tools and supplies, and all related intangibles including, without limitation,

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                    Seller's interest, if any, in the name "Oakey Building" (the
                    "Personal Property");

            1.1.4. All service contracts, agreements, warranties and guaranties relating to the operation of the Property (the "Contracts"); and

            1.1.5. To the extent transferable, all building permits, certificates of occupancy and other certificates, permits, licenses and approvals relating to the Property (the "Permits").

2.    Purchase Price.

      The total Purchase Price of the Property shall be TWENTY TWO MILLION TWO HUNDRED FIFTY THOUSAND Dollars ($22,250,000.00) ("Purchase Price") payable as follows:

      2.1.  Deposit/Further Payments/Down Payment.

            2.1.1. Concurrent with Opening of Escrow (as hereinafter defined), Buyer shall deposit into Escrow the amount of $250,000.00 (the "Deposit"), in the form of a wire transfer payable to FIRST AMERICAN TITLE COMPANY AT 3960 HOWARD HUGHES PARKWAY, SUITE 380, LAS VEGAS, NV 89109, ATTN: JULIE SANDEFUR ("Escrow Holder"). Escrow Holder shall place the Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer's account. On or before the end of the Inspection Period (hereinafter defined), Buyer shall deposit and additional $150,000.00 (the "Additional Deposit") into escrow which shall become Buyer's notification signifying Buyer's approval and acceptance of all Inspections (hereinafter defined) and all Due Diligence Items (hereinafter defined) provided from Seller to Buyer. Both the Deposit and the Additional Deposit shall become non-refundable upon expiration of the Inspection Period and applicable to the Purchase Price.

            2.1.2. On or before Close of Escrow, Buyer shall deposit into Escrow the balance of the Purchase Price, by wire transfer payable to Escrow Holder.

3.    Title to Property.

      3.1.  Title Insurance.

            Escrow Holder will obtain an extended coverage ALTA owner's policy of title insurance (1970, Form B) from Commonwealth Land Title (the "Title Company") with their standard provisions and exceptions (the "Title

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            Policy") in the amount of the Purchase Price, together with such endorsements as Buyer may reasonably require. The Title Policy is to be free and clear of encumbrances except as follows:

            3.1.1. Real property taxes and assessments, which are a lien not yet due; and

            3.1.2. The permitted exceptions included in such policy and approved by Buyer.

      3.2.  Procedure for Approval of Title.

            During the Inspection Period (hereafter defined) Buyer shall review the Title Documents (hereinafter defined) and the ALTA survey by Jerry A. Cook, Jr. dated August 9, 2005(the "Survey") of the Property which has been delivered by Seller. If the Title Documents or Survey reflect or disclose any defect, exception or other matter affecting the Property ("Title Defects") that is unacceptable to Buyer, then prior to the expiration of the Inspection Period, Buyer shall provide Seller With written notice of Buyer's objections. Seller may, at its sole option, elect to cure or remove the objections made by Buyer. Seller shall, in any event, and without the necessity of an objection by Buyer, remove any encumbrance securing financing. Should Seller elect to attempt to cure or remove the objection, it shall be a condition precedent to Buyer's obligation to acquire the Property that Seller cures such title objection prior to the Close of Escrow. Unless Seller provides written notice to Buyer before the expiration of the Inspection Period that Seller intends to cure Buyer's title objections, Seller shall be deemed to have elected not to cure or remove Buyer's title objections, and Buyer shall be entitled, as Buyer's sole and exclusive remedies, either to (i) terminate this Agreement and obtain a refund of the Deposit by providing written notice of termination to Seller before the end of the Inspection Period and returning the Due Diligence Items (hereinafter defined) to the extent delivered to Buyer or (ii) waive the objections and close this transaction as otherwise contemplated herein. If Buyer shall fail to terminate this Agreement during the Inspection Period, all matters shown on the Survey or described in the Title Report, except for monetary liens for indebtedness of the Seller and any matters the Seller has agreed to cure in writing, and in fact cured to Buyer's satisfaction prior to the Close of Escrow, shall be deemed "Permitted Exceptions."

4.    Due Diligence Items.

      4.1. Seller shall deliver to Buyer each of the following (collectively, the "Due Diligence Items"):

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            4.1.1.  See attached Exhibit B - Due Diligence Document List.

      4.2.  Estoppel Certificate.

            As a condition precedent to Buyer's obligation to acquire the Property, Seller shall obtain and deliver to Buyer an estoppel certificate, from Tenant substantially in the form of Exhibit A. The estoppel certificate shall be deemed to satisfy this condition precedent if it is in the form of Exhibit A and does not disclose material adverse matters. Buyer shall notify Seller within three (3) business days of receipt of a copy of the executed estoppel certificate of its approval or disapproval and the basis of such disapproval, if disapproved. If Buyer disapproves of the estoppel certificate because of a material, adverse matter disclosed therein, and Seller is unable to obtain a reasonably acceptable estoppel certificate prior to the Close of Escrow, this Agreement shall terminate at Buyer's option, Buyer shall be entitled to a refund of the Deposit, and neither party shall have any further obligation to the other except Buyer's indemnification obligations under Paragraph 5.

5.    Inspections.

            Buyer, at its sole expense, shall have the right to conduct feasibility, environmental, engineering and physical studies or other tests (the "Inspections") of the Property at any time during the Inspection Period (hereinafter defined). Buyer, and its duly authorized agents or representatives, shall be permitted to enter upon the Property at all reasonable times during the Inspection Period in order to conduct engineering studies, soil tests and any other Inspections and/or tests that Buyer may deem necessary or advisable. Buyer must arrange all Inspections of the Property with Seller at least two (2) business days in advance of any Inspections. In the event that the review and/or Inspection conducted pursuant to this paragraph shows any fact, matter or condition to exist with respect to the Property that is unacceptable to Buyer, in Buyer's sole subjective discretion, then Buyer shall be entitled, as its sole and exclusive remedy, to (1) terminate this Agreement and obtain a refund of the Deposit, or (2) waive the objection, and close the transaction as otherwise contemplated herein. Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of the Inspections and to defend, indemnify and hold Seller harmless from all, claims, suits, losses, costs, expenses (including without limitation court costs and attorneys' fees), liabilities, judgments and damages incurred by Seller as a result of any negligent act or omission by Buyer or its agents in connection with the Inspections.

      5.1.  Approval.

            5.1.1. Buyer shall have ten (10) days after the receipt of all of the items referenced in the attached Exhibit B, the due diligence list ("Inspection Period") to approve or disapprove the Inspections. If (1) the Buyer shall disapprove the Inspections within the Inspection

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                    Period, or (2) the Buyer fails to inform seller and escrow holder of its approval prior to the end of the inspection period, this Agreement and the Escrow shall thereupon be terminated, Buyer shall not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Property, except as provided in Paragraph 5.

            5.1.2. Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that, in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with the Inspections, along with copies of all reports, drawings, plans, studies, summaries, surveys, maps and other data prepared by third parties relating to the Property, (a) subject to restrictions on Buyer's ability to make any such materials available to Seller that are imposed in any agreement with a third party consultant preparing any such reports or materials ("Buyer's Reports"), and (b) against payment by Seller of 50% of Buyer's costs in obtaining the Buyer's Reports. Buyer shall cooperate with Seller at no expense to Buyer in order to obtain a waiver of any such limitations. Buyer makes no representation as to the accuracy or completeness of any of the Buyer's Reports.

            5.1.3. Notwithstanding any contrary provision of this Agreement, Buyer acknowledges that Seller is not representing or warranting that any of the Due Diligence Items prepared by third parties are accurate or complete, such as the Survey, engineering reports and the like. Seller advises Buyer to independently verify the facts and conclusions set forth therein, provided however, Seller warrants that it has no knowledge of any material errors or misstatements in such information regarding the Property.

6.    Escrow.

      6.1.  Opening.

            Purchase and sale of the Property shall be consummated through an escrow ("Escrow") to be opened with Escrow Holder within two (2) business days after the execution of this Agreement by Seller and Buyer. Escrow shall be deemed to be opened as of the date fully executed copies (or counterparts) of this Agreement are delivered to Escrow Holder by Buyer and Seller ("Opening of Escrow"). This Agreement shall be considered as the Escrow instructions between the parties, with such further instructions as Escrow Holder shall reasonably require in order to clarify its duties and responsibilities. Such further reasonable instructions shall be promptly signed by Buyer and Seller and returned to

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            Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and such further instructions, the terms and conditions of this Agreement shall control.

      6.2.  Close of Escrow.

            6.2.1. Escrow shall close ("Close of Escrow") within three (3) days following delivery to Buyer of a temporary certificate of occupancy ("TCO") for the property and the Parking Garage (hereinafter defined), but in no event before November 30, 2005. Buyer shall have the option to extend the closing date by two additional ten (10) day periods by increasing the non-refundable deposit by an additional One Hundred Thousand Dollars ($100,000) for each ten (10) day period. Said deposit(s) and all earned interest shall be applicable to the Purchase Price.

      6.3.  Buyer Required to Deliver.

            Buyer shall deliver to Escrow the following:

            6.3.1.  Concurrently with the Opening of Escrow, the Deposit;


            6.3.2. On or before Close of Escrow, the payment required by Paragraph 2.1.2; provided, however that Buyer shall not be required to deposit the amount specified in Paragraph 2.1.2 until Buyer has been notified by Escrow Holder that (i) Seller has delivered to Escrow each of the documents and instruments to be delivered by Seller in connection with Buyer's purchase of the Property, (ii) Title Company has committed to issue and deliver the Title Policy to Buyer and
                    (iii) the only impediment to Close of Escrow is delivery of such amount by or on behalf of Buyer;

            6.3.3. On or before Close of Escrow, such other documents as Title Company may require from Buyer in order to issue the Title Policy;

            6.3.4. Counterpart originals of the Assignment and Assumption Agreement and Escrow Agreement referred to in Paragraph 6.4.

      6.4.  Seller Required to Deliver.

            On or before Close of Escrow (or at such time prior to the Close of Escrow as is specified below), Seller shall deliver to Escrow (or directly to Buyer if specified below) the following:

            6.4.1. A duly executed and acknowledged grant, bargain and sale deed, conveying fee title to the Property to Buyer (the "Grant Deed");

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            6.4.2.  An executed Certificate of Non-Foreign Status;

            6.4.3. A bill of sale of the Personal Property, if any, without warranty, in favor of Buyer and duly executed by Seller;

            6.4.4. An original assignment and assumption agreement (the "Assignment and Assumption Agreement") duly executed by Seller assigning and conveying to Buyer all of Seller's right, title and interest in and to the Lease and the Contracts.

            6.4.5. An original escrow agreement (the "Escrow Agreement") duly executed by Seller and Escrow Holder, in the form of Exhibit B, together with the deposit in the sum of $1,745,629.00 which is required to be held in escrow by Escrow Holder for the purposes described in the Escrow Agreement;

            6.4.6. Such other documents as Title Company may require from Seller in order to issue the Title Policy;

            6.4.7. Tenant estoppel certificates as required by Paragraph 4.2, at least 15 days prior to the date then scheduled for the Close of Escrow;

            6.4.8. Seller shall deliver directly to Buyer all keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller's possession;

            6.4.9. Seller shall deliver all records and files relating to the management or operation of the Property, including, without limitation, all insurance policies, all security contracts, all tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Lease and statements of common area charges, insurance, property taxes and other charges which are paid by Tenant; and

            6.4.10. A certificate of Seller to the effect that all of the representations and warranties of Seller set forth in this Agreement are accurate as of the Close of Escrow. If, due to a circumstance beyond the Seller's reasonable control, the Seller is unable to deliver a certificate to the effect that all of the representations and warranties of Seller set forth in this Agreement are accurate as of the Close of Escrow, this Agreement and the Escrow shall thereupon be terminated, Buyer shall not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Property, except as provided in Paragraph 5.

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      6.5.  Buyer's Costs.

            Buyer shall pay the following:

            6.5.1. One-half (1/2) of Escrow Holder's fees, costs and expenses (other than those in connection with the Escrow Agreement);

            6.5.2.  50% of the documentary transfer tax;

            6.5.3. All other costs customarily borne by purchasers of real property in Clark County, Nevada;

            6.5.4. The amount by which the premium for an extended coverage policy of title insurance in the amount of the Purchase Price exceeds the premium for a CLTA owner's title insurance policy in the same amount.

      6.6.  Seller's Costs.

            Seller shall pay the following:

            6.6.1. One-half (1/2) of Escrow Holder's fees, costs and expenses (other than those in connection with the Escrow Agreement);

            6.6.2. The cost of recording the Grant Deed, including 50% documentary transfer taxes;

            6.6.3. The Title Company's premium for the Title Policy, to the extent not paid by Buyer under Paragraph 6.5;

            6.6.4. All of Escrow Holder's fees, costs and expenses in connection with the Escrow Agreement;

            6.6.5. All other costs customarily borne by sellers of real property in Clark County, Nevada.

      6.7.  Prorations.

            6.7.1. Real property taxes, assessments, rents, security deposits, and CAM expenses shall be prorated through Escrow between Buyer and Seller as of Close of Escrow. Rents, security deposits and CAM expenses shall be approved by Buyer prior to Close of Escrow. Rents and other charges under the Lease that are delinquent as of the Close of Escrow will not be prorated, and rents and other amounts received by Buyer on or after the Close of Escrow in respect of the Lease will be applied in the following order: (i) to Buyer's actual out-of-pocket costs of collection incurred with

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                    respect to the collected amounts; (ii) to rents due under
                    the Lease for the month in which the payment is received by Buyer; (iii) to rents attributable to any period after the Close of Escrow that are past due on the date of receipt; and (iv) to rents and other charges delinquent as of the Close of Escrow (and Buyer promptly will remit these amounts to the Seller). Buyer will use commercially reasonable efforts to collect any delinquent rents, provided that Buyer has no obligation to institute legal proceedings, including an action for unlawful detainer, against the Tenant. In no event will Seller commence or maintain any action after the Close of Escrow against the Tenant to collect any sums purportedly owed by the Tenant to Seller. Tax and assessment prorations shall be based on the latest available tax bill. If, after Close of Escrow, Buyer receives any further or supplemental tax bill relating to any period prior to Close of Escrow, or Seller receives any further or supplemental tax bill relating to any period after Close of Escrow, the recipient shall promptly deliver a copy of such tax bill to the other party, and not later than ten (10) days prior to the delinquency date shown on such tax bill Buyer and Seller shall deliver to the taxing authority their respective shares of such tax bill, prorated as of Close of Escrow.

            6.7.2. All leasing commissions owing and tenant improvements with respect to the Property transactions entered into prior to execution of this Agreement shall be paid by Seller, and Seller shall indemnify and hold Buyer harmless for Lease commission claims brought against the Property arising therefrom. All leasing commissions for new leases executed after the date of this Agreement shall be prorated between Buyer and Seller as their respective periods of ownership bear to the primary term of the new lease.

            6.7.3. Seller agrees to indemnify and hold Buyer harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, including court costs and reasonable attorneys' fees (except those items which under the terms of this Agreement specifically become the obligation of Buyer), brought by the Tenant or any other third parties and based on events occurring on or before the date of closing and which are in any way related to the Property, and all expenses related thereto, including but not limited to court costs and attorneys' fees.

            6.7.4. Buyer agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits and judgments, of any kind or nature, including court costs and reasonable attorneys' fees, brought by the Tenant or any other third parties and based on events occurring subsequent to the date of closing and which are in any way related to the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees,

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                    provided, that the foregoing indemnity shall not be
                    construed to limit the effect of, nor shall it be applicable to the subject matter of, any of Seller's representations and warranties expressed in this Agreement or in the closing documents delivered by Seller.

      6.8.  Determination of Dates of Performance.

            Promptly after delivery to Buyer of the Title Report, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:

            6.8.1.  The date of Opening of Escrow pursuant to Paragraph 6.1;

            6.8.2.  The date of receipt of the Title Report by Buyer;

            6.8.3. The date by which title must be approved by Buyer pursuant to Paragraph 3.2;

            6.8.4. The date by which the Inspections must be approved by Buyer pursuant to Paragraph 5.1.1;

            6.8.5. The date by which the amounts described in Paragraph 2 must be deposited by Buyer, for which determination Escrow Holder shall assume satisfaction of the condition expressed in Paragraph 2 on the last date stated for its satisfaction; and

            6.8.6.  The date of Close of Escrow pursuant to Paragraph 6.2.

            Unless promptly objected to in writing by Seller or Buyer, the schedule delivered by Escrow Agent shall be binding on Buyer and Seller. If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.

7.    Representations, Warranties, and Covenants.

      Seller hereby represents and warrants as of the date hereof to Buyer as follows:

      7.1. Seller is a limited liability company duly formed and validly existing under the laws of the State of Delaware. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents

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            and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Seller is a party. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

      7.2. Seller has good and marketable title to the Property, subject to the conditions of title. There are no outstanding rights of first refusal, rights of reverter or option relating to the Property or any interest therein. To Seller's knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Property. Subject to the Lease, Seller has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Property, without material complaint or objection by any person.

      7.3. Except as set forth in the Due Diligence Items, there are no pending or, to the Manager's Knowledge (as defined below), threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization, or other proceedings affecting or with respect to the Property, or by or against Seller.

      7.4. Except as set forth in the Due Diligence Items, Seller has received no written notice from any governmental authority of any material violation of any law, statute, ordinance, regulation, or administrative or judicial order or holding, whether or not appearing in public records, with respect to the Property, which violation has not, to the Manager's Knowledge, been corrected in accordance with the notice or applicable law, statute, ordinance, regulation or order.

      7.5. Except as set forth in the Due Diligence Items, Seller has received no written notice from any governmental authority of any condemnation proceeding relating to the Property.

      7.6. Except as set forth in the Due Diligence Items, Seller has not received written notice from any Governmental Authority that (A) the Property is in violation of any federal, state and local laws, ordinances, regulations, administrative and judicial decrees, judgments, orders and directives applicable to the Property with respect to hazardous or toxic substances, industrial hygiene, the protection of human health, public or worker safety, occupational health, wildlife or the environment (collectively, "Environmental Laws"), which violation has not, to the Manager's Knowledge, been corrected in all material respects in accordance with the notice or applicable law, statute,

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            ordinance, regulation, decree, judgment, directive or order, or (B)
            past or current tenants of all or any portion of the Property or any other person or entity have owned, used, generated, produced, manufactured, treated, stored, transported, handled, installed, released, discharged or disposed of any substance that is designated, defined, classified, or regulated as a hazardous substance, toxic substance, hazardous waste, pollutant or contaminant (including petroleum hydrocarbons, PCBs, asbestos, explosives, corrosives, toxic materials, flammable materials, infectious materials, radioactive materials, carcinogenic materials and reproductive toxicants) on or beneath the Property or on or in the air, surface or ground water associated with the Property in violation of applicable Environmental Laws.

      7.7. Other than the Lease, there are no leases, licenses or occupancy agreements in effect at the Property. Neither Seller nor the Tenant is in breach or default of any obligation under the Lease and-Seller has not received notice from the Tenant alleging that Seller is in breach or default of any obligation under the Lease. Seller has delivered to Buyer an accurate and complete copy of the Lease. All leasing commissions and fees, and tenant improvement allowances due with respect to the current term of the Lease have either been paid in full or, if currently owed, will be satisfied before or at Closing. . No brokerage commissions or fees, tenant improvement allowances, free rent, or other concessions will become due in connection with the exercise of any renewal or expansion option by the Tenant under the terms of the Lease as of the date of the execution of this Agreement.

      7.8. True, correct, and complete copies of all documents in Seller's possession or control, relating to the Property and containing information material to its condition, usefulness, or value, have been delivered by Seller to Buyer.

      7.9. Seller is not a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

      7.10. Darryll Goodman is the asset manager of the Seller, and all material circumstances relating to the Property would, in the ordinary course of business of the Seller, come to his attention.

      7.11. Covenants of Seller. Seller hereby covenants as follows:

            7.11.1. At all times from the date hereof through the date of closing, Seller shall cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts as are maintained by Seller on the date hereof;

            7.11.2. From the date of execution of this Agreement through the date of closing, Seller will not enter into any new lease with respect to the Property, without Buyer's prior written consent, which shall not be unreasonably withheld. Exercise by a Tenant of of a renewal option under an existing Lease shall not be considered a new lease. Any brokerage commission payable with respect to a new lease shall be prorated between Buyer and Seller in accordance with their respective periods of ownership as it bears to the primary term of the new lease. Further, Seller will not modify any existing Lease covering space in the Property without first obtaining the written consent of Buyer which shall not be unreasonably withheld. Buyer shall have five (5) business days in which to approve or disapprove of any new lease for which it has a right to consent. Failure to respond in writing within said time period shall be deemed to be consent;

            7.11.3. From the date of execution of this Agreement through the date of closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions) without promptly discharging the same prior to closing;

            7.11.4. Seller shall not, without Buyer's written approval, (a)
                    amend or waive any right under any Service Contract, or (b) enter into any agreement of any type affecting the Property that would survive the Closing Date;

            7.11.5. Seller shall fully and timely comply with all obligations to be performed by it under the Lease, the Contracts, and all permits, licenses, approvals and laws, regulations and orders applicable to the Property; Seller shall use commercially reasonable efforts to arrange for the expeditious completion of construction of the parking garage (the "Parking Garage") currently under construction at the Property, in accordance with the plans and specifications previously delivered to Buyer and in compliance with all applicable building permits, legal requirements, and requirements of the Lease, provided that Seller is not limited to the original plans and specifications of the Parking Garage so long as all change orders are approved by Tenant (if approval is required by the Lease) and all applicable regulatory entities, and all material change orders are also approved by the Buyer, for which purpose Seller will give notice to the Buyer. If, after notification of a proposed material change order, Buyer has not approved or disapproved the change order within 10 days, the change order shall be deemed approved by

                    Buyer). The Tenant has no right to approve or disapprove of the construction of the Parking Garage. Seller shall otherwise operate the Property in the same manner as during Seller's ownership of the Property prior to the execution of this Agreement.

      7.12. Approval of Property. The consummation of the purchase and sale of the Property pursuant to this Agreement shall be deemed Buyer's acknowledgement that it has had an adequate opportunity to make such legal, factual and other inspections, inquiries and investigations as it deems necessary, desirable or appropriate with respect to the Property. Such inspections, inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the physical condition of the Property, such state of facts as an accurate survey, environmental report and inspection would show, the present and future zoning ordinance, ordinances, resolutions. Buyer shall not be entitled to and shall not rely upon, Seller or Seller's agents with regard to, and Seller will not make any representation or warranty (except as expressly set forth in this Agreement) with respect to: (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (iv) the development potential of the Property, its habitability, merchantability, or the fitness, suitability, or adequacy of the Property for any particular purpose; (v) the zoning or other legal status of the Property; (vi) the Property or its operations' compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting the Property except as expressly set forth in this Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY AND SELLER SPECIFICALLY DISCLAIMS ANY OTHER IMPLIED WARRANTIES OR WARRANTIES ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION,

            MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE. FURTHERMORE, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE INCLUDING, WITHOUT LIMITATION, ASBESTOS, PCB AND RADON. BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER FAMILIAR WITH THIS TYPE OF PROPERTY AND THAT, SUBJECT ONLY TO THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT AND CLOSING DOCUMENTS, BUYER WILL BE ACQUIRING THE PROPERTY "AS IS AND WHERE IS, WITH ALL FAULTS," IN ITS PRESENT STATE AND CONDITION, SUBJECT ONLY TO NORMAL WEAR AND TEAR AND BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS AND CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER SHALL ALSO ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT.

      7.13. As used in this Section 7, the term "Manager's Knowledge" shall mean the actual knowledge of Darryll Goodman, without any duty of investigation.

8. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

      8.1. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Buyer is a party. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

9.    Conditions Precedent to Closing.

      The obligations of Buyer pursuant to this Agreement shall, at the option of Buyer, be subject to the following conditions precedent:

      9.1. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Agreement. If, due to a circumstance beyond the Seller's reasonable control, this condition cannot be met by the Seller, this Agreement and the Escrow shall thereupon be terminated, Buyer shall not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Property, except as provided in Paragraph 5.

      9.2. There shall be no change in the matters reflected in the Title Report, and there shall not exist any encumbrance or title defect affecting the Property not described in the Title Report except for the Permitted Exceptions or matters to be satisfied at closing.

      9.3. Effective as of closing, the management agreement affecting the Property shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

      9.4. Seller shall have completed the construction of the Parking Garage, in accordance with the plans and specifications previously delivered to Buyer and in compliance with all applicable building permits, legal requirements, and requirements of the Lease. Seller shall have paid all of the costs of the construction of the Parking Garage and shall have provided Buyer and the Title Company with such lien waivers and other evidence of the payment as they may reasonably require.

      9.5. If any such condition is not fully satisfied by closing, Buyer shall so notify Seller and may terminate this Agreement by written notice to Seller whereupon this Agreement may be canceled, upon return of the Due Diligence Items the Deposit shall be paid to Buyer and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder.

      9.6. If Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in this paragraph, Seller may, within five (5) days of receipt of Buyer's Notices agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided Seller so satisfies such condition. If Seller fails to agree to cure or fails to cure such condition by the Closing Date, this Agreement shall be canceled and the Deposit shall be returned to Buyer and neither party shall have any further liability hereunder.

10.   Damage or Destruction Prior to Close of Escrow.

      In the event that the Property should be damaged by any casualty prior to the Close of Escrow, then if the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the parties, is:

      10.1. Less than Two Hundred Fifty Thousand Dollars ($250,000), the Close of Escrow shall proceed as scheduled, any insurance proceeds shall be distributed to Buyer to the extent not expended by Seller for restoration, and Buyer shall be credited against the Purchase Price with the amount of any deductible under Seller's insurance policies covering the loss;

or if said cost is:

      10.2. Greater than Two Hundred Fifty Thousand Dollars ($250,000), then either Buyer may elect to terminate this Agreement, in which case upon return of the Due Diligence Items the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other except for Buyer's indemnification obligations under Paragraph
            5. If Buyer does not elect to terminate this Agreement under the terms of this Paragraph 10.2, the Close of Escrow shall proceed as scheduled, any insurance proceeds shall be distributed to Buyer to the extent not expended by Seller for restoration, and Buyer shall be credited against the Purchase Price with the amount of any deductible under Seller's insurance policies covering the loss.

11.   Eminent Domain.

      11.1. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unacceptable to Buyer or unsuitable for Buyer's intended use, Buyer shall have the right, by giving notice to Seller

\
            within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate, the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other except for Buyer's indemnification under Paragraph 5. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, at the Close of Escrow, the condemnation award (or, if not therefore received, the right to receive such portion of the award) payable on account of the taking shall be transferred in the same manner as title to the Property is conveyed. Seller shall give notice to Buyer within three (3) business days after Seller's receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.

12.   Notices.

      12.1. All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by United States Mail, as a registered or certified item, return receipt requested by telecopy or by Federal Express. Notices delivered by mail shall be deemed given when received. Notices by telecopy or Federal Express shall be deemed received on the business day following transmission. Notices shall be given to the following addresses:

            Seller:                Theresa Hutton
                                      Triple Net Properties, LLC
                                      1551 N. Tustin Ave. #200
                                      Santa Ana, CA 92705
                                      (714) 667-8252
                                      (714) 667-6860 fax

            With Required Copy to:    Glenn Moore, Esq.
                                      Hirschler Fleischer
                                      The Federal Reserve Bank Building, 16th Fl
                                      701 East Byrd Street
                                      Richmond, VA 23219
                                      (804) 771-9529
                                      (804) 644-0957 fax

            Buyer:                 Trans-Aero Land & Development Corp.
                                      3170 Polaris Ave., Suite 24
                                      Las Vegas, NV 89102
                                      (702) 947-7100
                                      (702) 947-7106 fax

            With Required Copy to:    David Barksdale
                                      McDonald Carano Wilson
                                      2300 W. Sahara Ave., Suite 1000
                                      Las Vegas, NV 89102
                                      (702) 873-4100
                                      (702) 873-9966 fax

13.   Remedies.

      13.1. Defaults by Seller. If there is any default by Seller under this Agreement, following notice to Seller and seven (7) days, during which period Seller may cure the default, Buyer may, at its option,
            (a) declare this Agreement terminated in which case the Deposit shall be returned to Buyer or (b) treat this Agreement as being in full force and effect and bring an action against Seller for specific performance.

      13.2. Defaults by Buyer. If there is any default by Buyer under this Agreement, following notice to Buyer and seven (7) days, during which period Buyer may cure the default, then Seller may, as its sole remedy, declare this Agreement terminated, in which case the Deposit shall be paid to Seller as liquidated damages and each party shall thereupon be relieved of all further obligations and liabilities, except any which expressly survive termination. In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall deliver to Seller, at no cost to Seller, the Due Diligence Items and all of Buyer's Reports.

      13.3. ARBITRATION OF DISPUTES. ANY CLAIM, CONTROVERSY OR DISPUTE, WHETHER SOUNDING IN CONTRACT, STATUTE, TORT, FRAUD, MISREPRESENTATION OR OTHER LEGAL THEORY, RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, WHENEVER BROUGHT AND WHETHER BETWEEN THE PARTIES TO THIS AGREEMENT OR BETWEEN ONE OF THE PARTIES TO THIS AGREEMENT AND THE EMPLOYEES, AGENTS OR AFFILIATED BUSINESSES OF THE OTHER PARTY, SHALL BE RESOLVED BY ARBITRATION AS PRESCRIBED IN THIS SECTION. THE FEDERAL ARBITRATION ACT, 9 U.S.C. Sections 1-15, NOT STATE LAW, SHALL GOVERN THE ARBITRABILITY OF ALL CLAIMS, AND THE DECISION OF THE ARBITRATOR AS TO ARBITRABILITY SHALL BE FINAL.

            A SINGLE ARBITRATOR WHO IS A RETIRED FEDERAL OR CALIFORNIA JUDGE SHALL CONDUCT THE ARBITRATION UNDER THE THEN CURRENT RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"). THE ARBITRATOR SHALL BE SELECTED BY MUTUAL AGREEMENT ON THE ARBITRATOR WITHIN THIRTY (30) DAYS OF WRITTEN NOTICE BY ONE PARTY TO THE OTHER INVOKING THIS ARBITRATION PROVISION, IN ACCORDANCE WITH AAA PROCEDURES FROM A LIST OF QUALIFIED PEOPLE MAINTAINED BY THE AAA. THE ARBITRATION SHALL BE CONDUCTED IN SANTA ANA, CALIFORNIA AND ALL EXPEDITED PROCEDURES PRESCRIBED BY THE AAA RULES SHALL APPLY.

            THERE SHALL BE NO DISCOVERY OTHER THAN THE EXCHANGE OF INFORMATION WHICH IS PROVIDED TO THE ARBITRATOR BY THE PARTIES. THE ARBITRATOR SHALL HAVE AUTHORITY ONLY TO GRANT SPECIFIC PERFORMANCE AND TO ORDER OTHER EQUITABLE RELIEF AND TO AWARD COMPENSATORY DAMAGES, BUT SHALL NOT HAVE THE AUTHORITY TO AWARD PUNITIVE DAMAGES OR OTHER NONCOMPENSATORY DAMAGES OR ANY OTHER FORM OF RELIEF. THE ARBITRATOR SHALL AWARD TO THE PREVAILING PARTY ITS REASONABLE ATTORNEYS' FEES AND COSTS AND OTHER EXPENSES INCURRED IN THE ARBITRATION, EXCEPT THE PARTIES SHALL SHARE EQUALLY THE FEES AND EXPENSES OF THE ARBITRATOR. THE ARBITRATOR'S DECISION AND AWARD SHALL BE FINAL AND BINDING, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. IN THE EVENT OF ANY DISPUTE SUBJECT TO ARBITRATION UNDER THE TERMS OF THIS AGREEMENT, IF OCCURRING PRIOR TO THE CLOSE OF ESCROW, BUYER SHALL BE ENTITLED TO RECORD A NOTICE OF THE PENDENCY OF THE ARBITRATION IN THE REAL ESTATE RECORDS OF CLARK COUNTY NEVADA.

14.   Assignment.

      Buyer may assign its rights under this Agreement to an entity in which Buyer has a significant interest.

15.   Interpretation and Applicable Law.

      This Agreement shall be construed and interpreted in accordance with the laws of the state in which the Property is located (the "State"). Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

16.   Amendment.

      This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

17.   Attorney's Fees.

      In the event it becomes necessary for either party to file a suit or arbitration to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit or arbitration.

18.   Entire Agreement; Survival.

      This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor affect or be effective to interpret, change, or restrict the provisions of this Agreement. The obligations of the parties hereunder and all other provisions of this Agreement shall survive the closing or earlier termination of this Agreement, except as expressly limited herein.

19.   Multiple Originals only; Counterparts.

      Numerous agreements may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

20.   Acceptance.

      Time is of the essence of this Agreement. The date of execution of this Agreement by Seller shall be the date of execution of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the laws of the State of California if it is not the State, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the State of California if it is not the State.

21.   Real Estate Commission.

      Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker's, finder's or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with (a) Grubb & Ellis as its broker, (b) Triple Net Properties Realty, Inc., and (c) Realty Executives of NV, "Buyers Broker" (who shall receive a commission of one percent (1%)) and Seller will pay any commission due to said brokers. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this paragraph.

22.   Exchange.

      Seller reserves the right to structure the sale of the Property as a like kind exchange pursuant to Section 1031 of the Code. In such event Seller shall have the right to assign its interest in this Agreement to a qualified exchange intermediary of its choosing to effect such exchange. Buyer shall sign a customary assignment and/or notice of assignment, however, such assignment shall at no cost or expense to Buyer and shall not otherwise affect the terms of this Agreement. Buyer may acquire the Property as part of a like kind exchange pursuant to Section 1031 of the Code. In such event Seller shall accommodate the documentation for Buyer's like kind exchange, provide that such accommodation shall be at no cost or expense to Seller and shall not otherwise affect the terms of this Agreement.

23.   Confidentiality.

      Buyer agrees that, prior to the closing, all Property information received by Buyer shall be kept confidential as provided in this paragraph. Without the prior written consent of Seller, prior to the closing, the Property information shall not be disclosed by Buyer or its representatives, in any manner whatsoever, in whole or in part, except (1) to Buyer's representatives, lenders or investors who need to know the Property information for the purpose of evaluating the Property and who are informed by the Buyer of the confidential nature of the Property information; (2) as may be necessary for Buyer or Buyer's representatives, lenders or investors to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements; to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer's representatives; to comply with regulatory or judicial processes; or to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its affiliates; and (3) to prospective tenants of the Property.

24.   Approval.

      Seller's obligation to sell the Property is subject to the condition precedent that approval of the sale is obtained from all entities comprising Seller no later than fifteen business days after full execution of this Agreement, provided that, if such approvals are not obtained, Buyer shall not be required to buy the property, all Buyer's deposit(s) shall be returned to buyer, and Seller shall reimburse Buyer for the actual out-of-pocket costs incurred by the Buyer in conducting its due diligence investigation of the Property and the fees and expenses of Buyer's counsel in reviewing and negotiating this Agreement and related documentation, to a maximum of $25,000

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                               SIGNATURE PAGE FOR

                               The Oakey Building
                            4750 West Oakey Building
                                  Las Vegas, NV

EXECUTED on this the 31st day of Oct., 2005.

SELLER:

NNN Oakey Building 2003, LLC, a Delaware limited liability company

By: Triple Net Properties, LLC, a Virginia limited
    liability company
Its: Manager

     By: /s/ Anthony W. Thompson
         -----------------------------
     Name: Anthony W. Thompson

     Title: CEO

EXECUTED on this the 4th day of November, 2005.

BUYER:

Trans-Aero Land & Development Company,
a Nevada corporation

By: /s/ Eugene L. Buckley
    ------------------------
   Eugene L. Buckley, President

                                    EXHIBIT A

                       Legal Description of the Property

That portion of the Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) of Section 6, Township 21 South, Range 61 East, M.D.B. & M., described as follow:

Lot three (3) of that certain Parcel Map in File 52 of Parcel Maps, Page 20 in the Office of the County Recorder of Clark County, Nevada and recorded March 18, 1987 in Book 870318 as Document No. 00702, and by Certificate of Amendment recorded January 25, 1989 in Book 890125 as Instrument No. 00179 of Official Records of Clark County, Nevada.

                                    EXHIBIT B

                              Delivery
          Comment               DATE                                    Item
1                          Oct. 20, 2005   The lease, and any amendments and modifications.
2                          Oct. 20, 2005   All correspondence between City of Las Vegas, the Tenant and Landlord or correspondence material to the operation and management of the building
3                          Oct. 20, 2005   All service contracts, vendor or maintenance agreements in effect or in negotiation

4                          Oct. 20, 2005   Any third party management agreement
5                          Oct. 20, 2005   Utility bills for the past twelve months
6                          Oct. 20, 2005   Property tax bills for the past two tax years

7                          Oct. 20, 2005   All structural, mechanical and tenant improvement plans for the improvements
8                          Oct. 20, 2005   Declarations pages for current insurance coverages
9                                          Intentionally deleted
10                         Oct. 20, 2005   Year-to-date and prior year income and expense statements for the property
11    Dated 8/09/2005      Oct. 20, 2005   ALTA survey, if available
12    None                 N/A             Environmental assessment reports, if available
13    None                 N/A             Appraisal reports, if available
14    None                 N/A             Property condition report, if available
15    None                 N/A             MEP (mechanical, engineering and plumbing) report, if available
16    None                 N/A             Seismic or PML report, if available
17    None                 N/A             Any warranties in effect for roof, HVAC, elevator, or other building components
18    None                 N/A             Documents relating to any pending litigation or insurance or other claims effecting the property, together with a three-year claim and loss history for the property
19    None                 N/A             Any agreement or lease regarding the operation of the parking structure
20    1 TCO (3rd Floor)    Oct. 20, 2005   Temporary and final certificates of occupancy currently in Seller's possession.
21                         Oct. 20, 2005   Building permits and any other permits or licenses held in connection with the property
22                         Oct. 20, 2005   Any interior, exterior or aerial building photographs, if available
23    None                 N/A             Any other reports relevant to the property

RENT                                                            LEASE INCOME YEAR ONE
WORKSHEET NAME     SUITE    SQFT    AUG-05     SEP-05     OCT-05      NOV-05      DEC-05       JAN-06      FEB-06
First Floor         100    16,836     0.00        0.00        0.00        0.00        0.00        0.00        0.00
First Floor CA      100     8,126     0.00        0.00        0.00        0.00        0.00        0.00        0.00
Second Floor        200     2,259     0.00        0.00        0.00        0.00        0.00        0.00        0.00
Second Floor (2)    200       406   787.64      787.64      787.64      787.64      787.64      787.64      787.64
Second Floor (3)    200     6,632     0.00        0.00        0.00        0.00        0.00        0.00        0.00
Second Floor (4)    200     3,702     0.00        0.00        0.00        0.00        0.00        0.00        0.00
Second Floor (5)    200     9,655     0.00        0.00        0.00        0.00        0.00        0.00        0.00
Third Floor         300     9,574     0.00   18,573.56   18,573.56   18,573.56   18,573.56   18,573.56   18,573.56
Third Floor (2)     300     7,820     0.00        0.00        0.00        0.00        0.00        0.00        0.00
Third Floor (3)     300     3,765     0.00    7,304.10    7,304.10    7,304.10    7,304.10    7,304.10    7,304.10
Third Floor (4)     300     4,052     0.00        0.00        0.00        0.00        0.00        0.00        0.00
Fourth Floor        400    25,333     0.00        0.00        0.00        0.00        0.00        0.00        0.00
                           98,160   787.64   26,665.30   26,665.30   26,665.30   26,665.30   26,665.30   26,665.30

RENT                                                 LEASE INCOME YEAR ONE
WORKSHEET NAME     SUITE    SQFT     MAR-06      APR-06      MAY-06      JUN-06      JUL-06
First Floor         100    16,836       0.00        0.00        0.00        0.00        0.00
First Floor CA      100     8,126       0.00        0.00        0.00        0.00        0.00
Second Floor        200     2,259       0.00        0.00        0.00        0.00        0.00
Second Floor (2)    200       406     787.64      787.64      787.64      787.64      787.64
Second Floor (3)    200     6,632       0.00        0.00        0.00        0.00        0.00
Second Floor (4)    200     3,702       0.00        0.00        0.00        0.00        0.00
Second Floor (5)    200     9,655       0.00        0.00        0.00        0.00        0.00
Third Floor         300     9,574  18,573.56   18,573.56   18,573.56   18,573.56   18,573.56
Third Floor (2)     300     7,820       0.00        0.00        0.00        0.00        0.00
Third Floor (3)     300     3,765   7,304.10    7,304.10    7,304.10    7,304.10    7,304.10
Third Floor (4)     300     4,052       0.00        0.00        0.00        0.00        0.00
Fourth Floor        400    25,333       0.00        0.00        0.00        0.00        0.00
                           98,160  26,665.30   26,665.30   26,665.30   26,665.30   26,665.30

RENT GUARANTY                                                           RENT GUARANTY YEAR ONE
WORKSHEET NAME    SUITE   SQFT     DEC-05       JAN-06      FEB-06        MAR-06       APR-06       MAY-06      JUN-06      JUL-06
First Floor        100   16,836   31,988.40    31,988.40    31,988.40    31,988.40    31,988.40    31,988.40   31,988.40   31,988.40
First Floor CA     100    8,126   15,439.40    15,439.40    15,439.40    15,439.40    15,439.40    15,439.40   15,439.40   15,439.40
Second Floor       200    2,259    4,624.17     4,624.17     4,624.17     4,624.17     4,624.17     4,624.17    4,624.17    4,624.17
Second Floor (2)   200      406        0.00         0.00         0.00         0.00         0.00         0.00        0.00        0.00
Second Floor (3)   200    6,632   12,600.80    12,600.80    12,600.80    12,600.80    12,600.80    12,600.80   12,600.80   12,600.80
Second Floor (4)   200    3,702    7,033.80     7,033.80     7,033.80     7,033.80     7,033.80     7,033.80    7,033.80    7,033.80
Second Floor (5)   200    9,655   18,344.50    18,344.50    18,344.50    18,344.50    18,344.50    18,344.50   18,344.50   18,344.50
Third Floor        300    9,574        0.00         0.00         0.00         0.00         0.00         0.00        0.00        0.00
Third Floor (2)    300    7,820   14,858.00    14,858.00    14,858.00    14,858.00    14,858.00    14,858.00   14,858.00   14,858.00
Third Floor (3)    300    3,765        0.00         0.00         0.00         0.00         0.00         0.00        0.00        0.00
Third Floor (4)    300    4,052    7,698.80     7,698.80     7,698.80     7,698.80     7,698.80     7,698.80    7,698.80    7,698.80
Fourth Floor       400   25,333   48,132.70    48,132.70    48,132.70    48,132.70    48,132.70    48,132.70   48,132.70   48,132.70
                         98,160  160,720.57   160,720.57   160,720.57   160,720.57   160,720.57   160,720.57  160,720.57  160,720.57

RENT GUARANTY                                  RENT GUARANTY TWO
WORKSHEET NAME    SUITE   SQFT     AUG-06      SEP-06      OCT-06       NOV-06
First Floor        100   16,836   34,463.29   34,463.29   34,463.23   34,463.29
First Floor CA     100    8,126        0.00        0.00        0.00        0.00
Second Floor       200    2,259        0.00        0.00        0.00        0.00
Second Floor (2)   200      406        0.00        0.00        0.00        0.00
Second Floor (3)   200    6,632   13,575.70   13,575.70   13,575.71   13,575.70
Second Floor (4)   200    3,702        0.00        0.00        0.00        0.00
Second Floor (5)   200    9,655        0.00        0.00        0.00        0.00
Third Floor        300    9,574        0.00        0.00        0.00        0.00
Third Floor (2)    300    7,820   16,007.54   16,007.54   16,007.54   16,007.54
Third Floor (3)    300    3,765        0.00        0.00        0.00        0.00
Third Floor (4)    300    4,052    8,294.44    8,294.44    8,294.44    8,294.44
Fourth Floor       400   25,333        0.00        0.00        0.00        0.00
                         98,160   72,340.97   72,340.97   72,340.97   72,340.97

                                                          TOTAL RENT GUARANTY:

RENT                                                   LEASE INCOME YEAR TWO
WORKSHEET NAME   SUITE  SQFT    AUG-06       SEP-06        OCT-06       NOV-06     DEC-06     JAN-07
First Floor       100  16,836       0.00          0.00         0.00         0.00       0.00  34,463.29
First Floor CA    100   8,126  16,633.92     16,633.92    16,633.92    16,633.92  16,633.92  16,633.92
Second Floor      200   2,259   4,624.17      4,624.17     4,624.17     4,624.17   4,624.17   4,624.17
Second Floor (2)  200     406     831.08        831.08       831.08       831.08     831.08     831.08
Second Floor (3)  200   6,632       0.00          0.00         0.00         0.00       0.00  13,575.70
Second Floor (4)  200   3,702   7,577.99      7,577.99     7,577.99     7,577.99   7,577.99   7,577.99
Second Floor (5)  200   9,655  19,763.79     19,763.79    19,763.79    19,763.79  19,763.79  19,763.79
Third Floor       300   9,574  19,597.98     19,597.98    19,597.98    19,597.98  19,597.98  19,597.98
Third Floor (2)   300   7,820       0.00          0.00         0.00         0.00       0.00  16,007.54
Third Floor (3)   300   3,765   7,706.96      7,706.96     7,706.96     7,706.96   7,706.96   7,706.96
Third Floor (4)   300   4,052       0.00          0.00         0.00         0.00       0.00   8,294.44
Fourth Floor      400  25,333  51,856.65     51,856.65    51,856.65    51,856.65  51,856.65  51,856.65
                       98,160 128,592.54    128,592.54   128,592.54   128,592.54 128,592.54 200,933.52

RENT                                                         LEASE INCOME YEAR TWO
WORKSHEET NAME    SUITE  SQFT       FEB-07       MAR-07       APR-07       MAY-07       JUN-07         JUL-07
First Floor        100  16,836     34,463.29    34,463.29    34,463.29    34,463.29    34,463.29      34,463.29
First Floor CA     100   8,126     16,633.92    16,633.92    16,633.92    16,633.92    16,633.92      16,633.92
Second Floor       200   2,259      4,624.17     4,624.17     4,624.17     4,624.17     4,624.17       4,624.17
Second Floor (2)   200     406        831.08       831.08       831.08       831.08       831.08         831.08
Second Floor (3)   200   6,632     13,575.70    13,575.70    13,575.70    13,575.70    13,575.70      13,575.70
Second Floor (4)   200   3,702      7,577.99     7,577.99     7,577.99     7,577.99     7,577.99       7,577.99
Second Floor (5)   200   9,655     19,763.79    19,763.79    19,763.79    19,763.79    19,763.79      19,763.79
Third Floor        300   9,574     19,597.98    19,597.98    19,597.98    19,597.98    19,597.98      19,597.98
Third Floor (2)    300   7,820     16,007.54    16,007.54    16,007.54    16,007.54    16,007.54      16,007.54
Third Floor (3)    300   3,765      7,706.96     7,706.96     7,706.96     7,706.96     7,706.96       7,706.96
Third Floor (4)    300   4,052      8,294.44     8,294.44     8,294.44     8,294.44     8,294.44       8,294.44
Fourth Floor       400  25,333     51,856.65    51,856.65    51,856.65    51,856.65     1,856.65      51,856.65
                        98,160    200,933.52   200,933.52   200,933.52   200,933.52   200,933.52     200,933.52

                                                                                TOTAL ANNUAL RENT  2,049,497.34

RENT GUARANTY
WORKSHEET NAME   SUITE  SQFT       DEC-06  JAN-07  FEB-07  MAR-07  APR-07    MAY-07   JUN-07  JUL-07  AUG-07  SEP-07 OCT-07  NOV-07
First Floor       100  16,836   34,463.29
First Floor CA    100   8,126        0.00
Second Floor      200   2,259        0.00
Second Floor (2)  200     406        0.00
Second Floor (3)  200   6,632   13,575.70
Second Floor (4)  200   3,702        0.00
Second Floor (5)  200   9,655        0.00
Third Floor       300   9,574        0.00
Third Floor (2)   300   7,820   16,007.54
Third Floor (3)   300   3,765        0.00
Third Floor (4)   300   4,052    8,294.44
Fourth Floor      400  25,333        0.00
                       98,160   72,340.97

                                1,745,629

RENT                                                                  YEAR THREE
WORKSHEET NAME    SUITE   SQFT          AUG-07        SEP-07       OCT-07       NOV-07       DEC-07      JAN-08
First Floor        100   16,836       35,497.19     35,497.19    35,497.19    35,497.19    35,497.19    35,497.19
First Floor CA     100    8,126       17,132.94     17,132.94    17,132.94    17,132.94    17,132.94    17,132.94
Second Floor       200    2,259        4,762.90      4,762.90     4,762.90     4,762.90     4,762.90     4,762.90
Second Floor (2)   200      406          856.01        856.01       856.01       856.01       856.01       856.01
Second Floor (3)   200    6,632       13,982.98     13,982.98    13,982.98    13,982.98    13,982.98    13,982.98
Second Floor (4)   200    3,702        7,805.33      7,805.33     7,805.33     7,805.33     7,805.33     7,805.33
Second Floor (5)   200    9,655       20,356.70     20,356.70    20,356.70    20,356.70    20,356.70    20,356.70
Third Floor        300    9,574       20,185.92     20,185.92    20,185.92    20,185.92    20,185.92    20,185.92
Third Floor (2)    300    7,820       16,487.77     16,487.77    16,487.77    16,487.77    16,487.77    16,487.77
Third Floor (3)    300    3,765        7,938.16      7,938.16     7,938.16     7,938.16     7,938.16     7,938.16
Third Floor (4)    300    4,052        8,543.28      8,543.28     8,543.28     8,543.28     8,543.28     8,543.28
Fourth Floor       400   25,333       53,412.35     53,412.35    53,412.35    53,412.35    53,412.35    53,412.35
                         98,160      206,961.53    206,961.53   206,961.53   206,961.53   206,961.53   206,961.53

RENT                                                 YEAR THREE
WORKSHEET NAME    SUITE   SQFT       FEB-08      MAR-08      APR-08      MAY-08       JUN-08        JUL-08
First Floor        100   16,836    35,497.19   35,497.19   35,497.19    35,497.19    35,497.19     35,497.19
First Floor CA     100    8,126    17,132.94   17,132.94   17,132.94    17,132.94    17,132.94     17,132.94
Second Floor       200    2,259     4,762.90    4,762.90    4,762.90     4,762.90     4,762.90      4,762.90
Second Floor (2)   200      406       856.01      856.01      856.01       856.01       856.01        856.01
Second Floor (3)   200    6,632    13,982.98   13,982.98   13,982.98    13,982.98    13,982.98     13,982.98
Second Floor (4)   200    3,702     7,805.33    7,805.33    7,805.33     7,805.33     7,805.33      7,805.33
Second Floor (5)   200    9,655    20,356.70   20,356.70   20,356.70    20,356.70    20,356.70     20,356.70
Third Floor        300    9,574    20,185.92   20,185.92   20,185.92    20,185.92    20,185.92     20,185.92
Third Floor (2)    300    7,820    16,487.77   16,487.77   16,487.77    16,487.77    16,487.77     16,487.77
Third Floor (3)    300    3,765     7,938.16    7,938.16    7,938.16     7,938.16     7,938.16      7,938.16
Third Floor (4)    300    4,052     8,543.28    8,543.28    8,543.28     8,543.28     8,543.28      8,543.28
Fourth Floor       400   25,333    53,412.35   53,412.35   53,412.35    53,412.35    53,412.35     53,412.35
                         98,160   206,961.53  206,961.53  206,961.53   206,961.53   206,961.53    206,961.53

                                                                TOTAL ANNUAL RENT  2,483,538.31

RENT GUARANTY                                                              YEAR THREE
WORKSHEET NAME   SUITE    SQFT   DEC-07  JAN-08  FEB-08  MAR-08  APR-08  MAY-08  JUN-08  JUL-08  AUG-08  SEP-08  OCT-08  NOV-08
First Floor       100    16,836
First Floor CA    100     8,126
Second Floor      200     2,259
Second Floor (2)  200       406
Second Floor (3)  200     6,632
Second Floor (4)  200     3,702
Second Floor (5)  200     9,655
Third Floor       300     9,574
Third Floor (2)   300     7,820
Third Floor (3)   300     3,765
Third Floor (4)   300     4,052
Fourth Floor      400    25,333
                         98,160

RENT                                                                  YEAR FOUR
WORKSHEET NAME    SUITE   SQFT          AUG-08       SEP-08      OCT-08       NOV-08        DEC-08       JAN-09
First Floor        100   16,836       36,562.11    36,562.11    36,562.11    36,562.11    36,562.11    36,562.11
First Floor CA     100    8,126       17,646.93    17,646.93    17,646.93    17,646.93    17,646.93    17,646.93
Second Floor       200    2,259        4,905.79     4,905.79     4,905.79     4,905.79     4,905.79     4,905.79
Second Floor (2)   200      406          881.69       881.69       881.69       881.69       881.69       881.69
Second Floor (3)   200    6,632       14,402.46    14,402.46    14,402.46    14,402.46    14,402.46    14,402.46
Second Floor (4)   200    3,702        8,039.49     8,039.49     8,039.49     8,039.49     8,039.49     8,039.49
Second Floor (5)   200    9,655       20,967.40    20,967.40    20,967.40    20,967.40    20,967.40    20,967.40
Third Floor        300    9,574       20,791.49    20,791.49    20,791.49    20,791.49    20,791.49    20,791.49
Third Floor (2)    300    7,820       16,982.40    16,982.40    16,982.40    16,982.40    16,982.40    16,982.40
Third Floor (3)    300    3,765        8,176.31     8,176.31     8,176.31     8,176.31     8,176.31     8,176.31
Third Floor (4)    300    4,052        8,799.58     8,799.58     8,799.58     8,799.58     8,799.58     8,799.58
Fourth Floor       400   25,333       55,014.72    55,014.72    55,014.72    55,014.72    55,014.72    55,014.72
                         98,160      213,170.37   213,170.37   213,170.37   213,170.37   213,170.37   213,170.37

RENT                                                             YEAR FOUR
WORKSHEET NAME  SUITE   SQFT      FEB-09      MAR-09      APR-09         MAY-09      JUN-09         JUL-09
First Floor      100   16,836   36,562.11    36,562.11   36,562.11     36,562.11     36,562.11      36,562.11
First Floor CA   100    8,126   17,646.93    17,646.93   17,646.93     17,646.93     17,646.93      17,646.93
Second Floor     200    2,259    4,905.79     4,905.79    4,905.79      4,905.79      4,905.79       4,905.79
Second Floor (2) 200      406      881.69       881.69      881.69        881.69        881.69         881.69
Second Floor (3) 200    6,632   14,402.46    14,402.46   14,402.46     14,402.46     14,402.46      14,402.46
Second Floor (4) 200    3,702    8,039.49     8,039.49    8,039.49      8,039.49      8,039.49       8,039.49
Second Floor (5) 200    9,655   20,967.40    20,967.40   20,967.40     20,967.40     20,967.40      20,967.40
Third Floor      300    9,574   20,791.49    20,791.49   20,791.49     20,791.49     20,791.49      20,791.49
Third Floor (2)  300    7,820   16,982.40    16,982.40   16,982.40     16,982.40     16,982.40      16,982.40
Third Floor (3)  300    3,765    8,176.31     8,176.31    8,176.31      8,176.31      8,176.31       8,176.31
Third Floor (4)  300    4,052    8,799.58     8,799.58    8,799.58      8,799.58      8,799.58       8,799.58
Fourth Floor     400   25,333   55,014.72    55,014.72   55,014.72     55,014.72     55,014.72      55,014.72
                       98,160  213,170.37   213,170.37  213,170.37    213,170.37    213,170.37     213,170.37
                                                                            TOTAL ANNUAL RENT     2,558,044.46

RENT GUARANTY                                                             YEAR FOUR
WORKSHEET NAME   SUITE    SQFT  DEC-08  JAN-09  FEB-09  MAR-09  APR-09  MAY-09  JUN-09 JUL-09  AUG-09  SEP-09  OCT-09  NOV-09
First Floor       100   16,836
First Floor CA    100    8,126
Second Floor      200    2,259
Second Floor (2)  200      406
Second Floor (3)  200    6,632
Second Floor (4)  200    3,702
Second Floor (5)  200    9,655
Third Floor       300    9,574
Third Floor (2)   300    7,820
Third Floor (3)   300    3,765
Third Floor (4)   300    4,052
Fourth Floor      400   25,333
                        98,160

RENT                                                                  YEAR FIVE
WORKSHEET NAME    SUITE   SQFT          AUG-09      SEP-09       OCT-09        NOV-09      DEC-09      JAN-10
First Floor        100   16,836       37,658.97    37,658.97    37,658.97    37,658.97    37,658.97    37,658.97
First Floor CA     100    8,126       18,176.34    18,176.34    18,176.34    18,176.34    18,176.34    18,176.34
Second Floor       200    2,259        5,052.96     5,052.96     5,052.96     5,052.96     5,052.96     5,052.96
Second Floor (2)   200      406          908.15       908.15       908.15       908.15       908.15       908.15
Second Floor (3)   200    6,632       14,834.54    14,834.54    14,834.54    14,834.54    14,834.54    14,834.54
Second Floor (4)   200    3,702        8,280.68     8,280.68     8,280.68     8,280.68     8,280.68     8,280.68
Second Floor (5)   200    9,655       21,596.42    21,596.42    21,596.42    21,596.42    21,596.42    21,596.42
Third Floor        300    9,574       21,415.24    21,415.24    21,415.24    21,415.24    21,415.24    21,415.24
Third Floor (2)    300    7,820       17,491.87    17,491.87    17,491.87    17,491.87    17,491.87    17,491.87
Third Floor (3)    300    3,765        8,421.60     8,421.60     8,421.60     8,421.60     8,421.60     8,421.60
Third Floor (4)    300    4,052        9,063.56     9,063.56     9,063.56     9,063.56     9,063.56     9,063.56
Fourth Floor       400   25,333       56,665.16    56,665.16    56,665.16    56,665.16    56,665.16    56,665.16
                         98,160      219,565.48   219,565.48   219,565.48   219,565.48   219,565.48   219,565.48

RENT                                                                    YEAR FIVE
WORKSHEET NAME   SUITE   SQFT       FEB-10        MAR-10         APR-10          MAY-10         JUN-10         JUL-10
First Floor       100   16,836     37,658.97      37,658.97      37,658.97      37,658.97      37,658.97      37,658.97
First Floor CA    100    8,126     18,176.34      18,176.34      18,176.34      18,176.34      18,176.34      18,176.34
Second Floor      200    2,259      5,052.96       5,052.96       5,052.96       5,052.96       5,052.96       5,052.96
Second Floor (2)  200      406        908.15         908.15         908.15         908.15         908.15         908.15
Second Floor (3)  200    6,632     14,834.54      14,834.54      14,834.54      14,834.54      14,834.54      14,834.54
Second Floor (4)  200    3,702      8,280.68       8,280.68       8,280.68       8,280.68       8,280.68       8,280.68
Second Floor (5)  200    9,655     21,596.42      21,596.42      21,596.42      21,596.42      21,596.42      21,596.42
Third Floor       300    9,574     21,415.24      21,415.24      21,415.24      21,415.24      21,415.24      21,415.24
Third Floor (2)   300    7,820     17,491.87      17,491.87      17,491.87      17,491.87      17,491.87      17,491.87
Third Floor (3)   300    3,765      8,421.60       8,421.60       8,421.60       8,421.60       8,421.60       8,421.60
Third Floor (4)   300    4,052      9,063.56       9,063.56       9,063.56       9,063.56       9,063.56       9,063.56
Fourth Floor      400   25,333     56,665.16      56,665.16      56,665.16      56,665.16      56,665.16      56,665.16
                        98,160    219,565.48     219,565.48     219,565.48     219,565.48     219,565.48     219,565.48
                                                                                       TOTAL ANNUAL RENT   2,634,785.79

RENT GUARANTY                                                        YEAR FIVE
WORKSHEET NAME     SUITE   SQFT   DEC-09  JAN-10  FEB-10  MAR-10   APR-10  MAY-10  JUN-10  JUL-10  AUG-10  SEP-10   OCT-10  NOV-10
First Floor         100   16,836
First Floor CA      100    8,126
Second Floor        200    2,259
Second Floor (2)    200      406
Second Floor (3)    200    6,632
Second Floor (4)    200    3,702
Second Floor (5)    200    9,655
Third Floor         300    9,574
Third Floor (2)     300    7,820
Third Floor (3)     300    3,765
Third Floor (4)     300    4,052
Fourth Floor        400   25,333
                          98,160

RENT                                                                       YEAR  SIX
WORKSHEET NAME           SUITE    SQFT      AUG-10       SEP-10       OCT-10       NOV-10       DEC-10       JAN-11
First Floor                100   16,836    38,788.74    38,788.74    38,788.74    38,788.74    38,788.74    38,788.74
First Floor CA             100    8,126    18,721.63    18,721.63    18,721.63    18,721.63    18,721.63    18,721.63
Second Floor               200    2,259     5,204.55     5,204.55     5,204.55     5,204.55     5,204.55     5,204.55
Second Floor (2)           200      406       935.39       935.39       935.39       935.39       935.39       935.39
Second Floor (3)           200    6,632    15,279.57    15,279.57    15,279.57    15,279.57    15,279.57    15,279.57
Second Floor (4)           200    3,702     8,529.10     8,529.10     8,529.10     8,529.10     8,529.10     8,529.10
Second Floor (5)           200    9,655    22,244.31    22,244.31    22,244.31    22,244.31    22,244.31    22,244.31
Third Floor                300    9,574    22,057.70    22,057.70    22,057.70    22,057.70    22,057.70    22,057.70
Third Floor (2)            300    7,820    18,016.63    18,016.63    18,016.63    18,016.63    18,016.63    18,016.63
Third Floor (3)            300    3,765     8,674.25     8,674.25     8,674.25     8,674.25     8,674.25     8,674.25
Third Floor (4)            300    4,052     9,335.47     9,335.47     9,335.47     9,335.47     9,335.47     9,335.47
Fourth Floor               400   25,333    58,365.12    58,365.12    58,365.12    58,365.12    58,365.12    58,365.12
                                 98,160   226,152.45   226,152.45   226,152.45   226,152.45   226,152.45   226,152.45

                                                                      YEAR  SIX
WORKSHEET NAME         SUITE    SQFT       FEB-11       MAR-11     APR-11         MAY-11       JUN-11       JUL-11
First Floor              100   16,836     38,788.74   38,788.74   38,788.74     38,788.74    38,788.74     38,788.74    2,023,327.11
First Floor CA           100    8,126     18,721.63   18,721.63   18,721.63     18,721.63    18,721.63     18,721.63    1,059,741.01
Second Floor             200    2,259      5,204.55    5,204.55    5,204.55      5,204.55     5,204.55      5,204.55      294,604.35
Second Floor (2)         200      406        935.39      935.39      935.39        935.39       935.39        935.39       62,399.61
Second Floor (3)         200    6,632     15,279.57   15,279.57   15,279.57     15,279.57    15,279.57     15,279.57      797,024.56
Second Floor (4)         200    3,702      8,529.10    8,529.10    8,529.10      8,529.10     8,529.10      8,529.10      482,791.19
Second Floor (5)         200    9,655     22,244.31   22,244.31   22,244.31     22,244.31    22,244.31     22,244.31    1,259,143.42
Third Floor              300    9,574     22,057.70   22,057.70   22,057.70     22,057.70    22,057.70     22,057.70    1,452,889.08
Third Floor (2)          300    7,820     18,016.63   18,016.63   18,016.63     18,016.63    18,016.63     18,016.63      939,796.75
Third Floor (3)          300    3,765      8,674.25    8,674.25    8,674.25      8,674.25     8,674.25      8,674.25      571,352.35
Third Floor (4)          300    4,052      9,335.47    9,335.47    9,335.47      9,335.47     9,335.47      9,335.47      486,963.74
Fourth Floor             400   25,333     58,365.12   58,365.12   58,365.12     58,365.12    58,365.12     58,365.12    3,303,768.03
                               98,160    226,152.45  226,152.45  226,152.45    226,152.45   226,152.45    226,152.45   12,733,801.20
                                                                                TOTAL ANNUAL RENT       2,713,829.36

RENT GUARANTY                                                                          YEAR SIX
WORKSHEET NAME             SUITE           SQFT       DEC-10    JAN-11    FEB-11    MAR-11    APR-11    MAY-11   JUN-11   JUL-11
First Floor                 100          16,835
First Floor CA              100           8,126
Second Floor                200           2,259
Second Floor (2)            200             406
Second Floor (3)            200           6,632
Second Floor (4)            200           3,702
Second Floor (5)            200           9,655
Third Floor                 300           9,574
Third Floor (2)             300           7,820
Third Floor (3)             300           3,765
Third Floor (4)             300           4,052
Fourth Floor                400          25,333
                                         98,160

                Oakey Building Rent Guaranty Schedule - Exhibit B

                                                                         RENT GUARANTY YEAR ONE
SPACE             SUITE      SQFT       DEC-05     JAN-06       FEB-06       MAR-06     APR-06      MAY-06       JUN-06     JUL-06
First Floor        100      16,836    31,988.40   31,988.40    31,988.40   31,988.40   31,988.40   31,988.40   31,988.40   31,988.40
First Floor CA     100       8,126    15,439.40   15,439.40    15,439.40   15,439.40   15,439.40   15,439.40   15,439.40   15,439.40
Second Floor       200       2,259     4,624.17    4,624.17     4,624.17    4,624.17    4,624.17    4,624.17    4,624.17    4,624.17
Second Floor (2)   200         406         0.00        0.00         0.00        0.00        0.00        0.00        0.00        0.00
Second Floor (3)   200       6,632    12,600.80   12,600.80    12,600.80   12,600.80   12,600.80   12,600.80   12,600.80   12,600.80
Second Floor (4)   200       3,702     7,033.80    7,033.80     7,033.80    7,033.80    7,033.80    7,033.80    7,033.80    7,033.80
Second Floor (5)   200       9,655    18,344.50   18,344.50    18,344.50   18,344.50   18,344.50   18,344.50   18,344.50   18,344.50
Third Floor        300       9,574         0.00        0.00         0.00        0.00        0.00        0.00        0.00        0.00
Third Floor (2)    300       7,820    14,858.00   14,858.00    14,858.00   14,858.00   14,858.00   14,858.00   14,858.00   14,858.00
Third Floor (3)    300       3,765         0.00        0.00         0.00        0.00        0.00        0.00        0.00        0.00
Third Floor (4)    300       4,052     7,698.80    7,698.80     7,698.80    7,698.80    7,698.80    7,698.80    7,698.80    7,698.80
Fourth Floor       400      25,333    48,132.70   48,132.70    48,132.70   48,132.70   48,132.70   48,132.70   48,132.70   48,132.70
                            98,160   160,720.57  160,720.57   160,720.57  160,720.57  160,720.57  160,720.57  160,720.57  160,720.57
                        Daily Rate  $  5,184.53 $  5,184.53  $  5,184.53 $  5,184.53 $  5,184.53 $  5,184.53 $  5,184.53 $  5,184.53

                                                            RENT GUARANTY YEAR ONE
SPACE             SUITE      SQFT        AUG-06      SEP-06         OCT-06        NOV-06         DEC-06
First Floor        100      16,836     34,463.29    34,463.29      34,463.29     34,463.29      34,463.29
First Floor CA     100       8,126          0.00         0.00           0.00          0.00           0.00
Second Floor       200       2,259          0.00         0.00           0.00          0.00           0.00
Second Floor (2)   200         406          0.00         0.00           0.00          0.00           0.00
Second Floor (3)   200       6,632     13,575.70    13,575.70      13,575.70     13,575.70      13,575.70
Second Floor (4)   200       3,702          0.00         0.00           0.00          0.00           0.00
Second Floor (5)   200       9,655          0.00         0.00           0.00          0.00           0.00
Third Floor        300       9,574          0.00         0.00           0.00          0.00           0.00
Third Floor (2)    300       7,820     16,007.54    16,007.54      16,007.54     16,007.54      16,007.54
Third Floor (3)    300       3,765          0.00         0.00           0.00          0.00           0.00
Third Floor (4)    300       4,052      8,294.44     8,294.44       8,294.44      8,294.44       8,294.44
Fourth Floor       400      25,333          0.00         0.00           0.00          0.00           0.00
                            98,160     72,340.97    72,340.97      72,340.97     72,340.97      72,340.97
                        Daily Rate    $ 2,333.58   $ 2,333.58     $ 2,333.58   $  2,333.58     $ 2,333.58
                                                         TOTAL RENT GUARANTY:    1,745,629

                    EXHIBIT B TO PURCHASE AND SALE AGREEMENT
                             FOR THE OAKEY BUILDING

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of the _________day of______________________, 2005, between NNN OAKEY BUILDING
2003, LLC, a Delaware limited liability company ("Seller"), TRANS-AERO LAND AND DEVELOPMENT CORP. ("Purchaser"), and FIRST AMERICAN TITLE CORPORATION ("Escrow Agent").

                                    RECITALS

      A. Seller and Purchaser entered into a Purchase and Sale Agreement dated as of _______________ _________, 2005 (the "PSA") for the purchase and sale of certain real property located at 4750 West Oakey Blvd. (Clark County), Nevada, as more particularly described in the PSA (the "Property"). Any capitalized terms not defined herein shall have the meanings set forth in the PSA.

      B. The leaseable area within the building on the Property is leased to the Las Vegas Metropolitan Police Department ("P. D. Lease"). Under the terms of the
P. D. Lease, the Police Department is not required to pay rent for certain space within the building (the "Free Rent Space"), until such time as Seller fulfills certain requirements under the terms of its agreement with the Police Department (the "Free Rent Period"). Unless sooner terminated, the Free Rent Period ends on December 31, 2006.

      C. Section 6.4.5 of the PSA provides that Seller is responsible to cover the rent which would otherwise be payable during the Free Rent Period. In order to secure Seller's obligation to cover the rent payable during the Free Rent Period, the parties are entering into this agreement. The guaranty shall commence upon close of escrow and continue through the Free Rent Period described in the P. D. Lease.

      NOW THEREFORE, in consideration of the mutual covenants and premises herein contained, and other good and valuable consideration, and intending to be legally bound hereby, the parties hereby agree as follows:

      1.    FREE RENT ESCROW.

            (a) At closing, Seller shall escrow from the Seller's net proceeds with Escrow Agent in an interest-bearing account, the sum of $1,745,629.00. This amount has been calculated pursuant to a rent commencement schedule more particularly set forth on Exhibit B attached hereto and incorporated herein.

            (b) Upon the rent commencement for the Free Rent Space, the amount of the monthly Escrow payment shall be reduced by the amount of rent being paid by the Police Department with respect to portions of the Free Rent Space, from time to time.

            (c) Beginning on the fifteenth (15th) day of each calendar month following December, 2005, and until such time as the Police Department is paying the full rent, the Escrow Agent shall, with instruction from both parties, disburse a mutually agreed upon amount (the "Rent Payment") to Purchaser.

            (e) Any balance remaining in the Escrow on January 2, 2007, shall be disbursed to Seller immediately.

      2. DISPUTES. In the event of a dispute between any of the parties hereto as to their respective rights and interests hereunder, the Escrow Agent shall be entitled to hold any and all cash then in its possession hereunder until such dispute shall have been resolved by the parties in dispute and the Escrow Agent shall have been notified by instrument jointly signed by all of the parties in dispute, or until such dispute shall have been finally adjudicated by a court of competent jurisdiction.

      3. LIABILITY OF ESCROW AGENT. The Escrow Agent hereby consents and agrees to all of the provisions hereof, and agrees to accept, as Escrow Agent hereunder, all cash and documents deposited hereunder, and agrees to hold and dispose of said cash and documents deposited hereunder in accordance with the terms and provisions hereof. It is agreed that the Escrow Agent shall have no obligation or liability hereunder except as a depositary to retain the cash which may be deposited with it hereunder and to dispose of the same in accordance with the terms hereof. The Escrow Agent shall be entitled to rely and act upon any written instrument received by it, and if a corporation, purporting to be executed by an officer thereof, and if a partnership, purporting to be executed by a general partner thereof and shall not be required to inquire into the authority of such officer or partner or the correctness of the facts stated in said instrument. By acceptance of this agreement, Escrow Agent agrees to use its best judgment and good faith in the performance of any of its obligations and duties under this Agreement and shall incur no liability to any person for its acts or omissions hereunder, except for those acts or omissions which may result from its gross negligence or willful misconduct. Upon disposition by the Escrow Agent, in accordance with the terms hereof, of the cash deposited with the Escrow Agent hereunder, the Escrow Agent shall be fully and finally released and discharged from any and all duties, obligations, and liabilities hereunder.

      4. NOTICES. Any notice which any party may be required or may desire to give hereunder shall be deemed to have been duly given when personally delivered, against receipt therefore signed by the party to whom the notice is given, or with respect to any party other than the Escrow Agent, on the next business day if sent by overnight courier, or on the fourth business day after mailing by certified or registered mail, postage prepaid, addressed as set forth below, or to such other address as a party hereto may designate by a notice to the other parties. Any notice mailed, sent by facsimile transmission, or given to the Escrow Agent shall be deemed given only when received. Any notice given by any party hereto shall be given to both of the other parties hereto simultaneously.

If to Seller:                                  c/o Triple Net Properties, LLC
                                               1551 N. Tustin Avenue, Suite 200
                                               Santa Ana, CA 92705
                                               (714) 667-8252
                                               (714) 667-6860 Fax
                                               Attn: Theresa Hutton

If to Purchaser:                               Trans-Aero Land  &  Development
                                               Corp.
                                               3170 Polaris Ave., Suite 24
                                               Las Vegas, NV 89102
                                               (702)947-7100
                                               (702) 974-7106 fax

If to Escrow Agent:                            First American Title Company
                                               3960 Howard Hughes Parkway
                                               Suite 380
                                               Las Vegas, NV 89109
                                               Phone: 702.732.3278
                                               Fax: 866.241.9402
                                               Attention: Julie Sandefur

      5. MISCELLANEOUS. This Escrow Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement may only be modified or supplemented by an instrument in writing executed by duly authorized representatives of all parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile signature. In the event of any conflict or inconsistency between the terms of this Escrow Agreement and the terms of the PSA, the terms of this Escrow Agreement shall govern and control.

      6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEVADA, AND VENUE SHALL LIE EXCLUSIVELY IN CLARK COUNTY, NEVADA.

    {THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK. SIGNATURES
                         APPEAR ON THE FOLLOWING PAGE.}

             IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed the day and year first above written.

             SELLER:                NNN OAKEY BUILDING 2003, LLC
                                    a Delaware limited liability company

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

             PURCHASER:             TRANS-AERO LAND AND DEVELOPMENT CORP.

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

             ESCROW AGENT:          FIRST AMERICAN TITLE COMPANY

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    EXHIBIT A
                              WIRING INSTRUCTIONS

                                    EXHIBIT B

                     RENT SCHEDULE PERSUANT TO TENANTS LEASE

                           TENANT ESTOPPEL CERTIFICATE

To:  LaSalle Bank National Association
     135 South La Salle Street, Suite 1225
     Chicago, Illinois 60603
     Attention:   Commercial Real Estate Division

Re:  Lease Dated: April 25, 2005                              (the "Lease")
     Tenant:      Las Vegas Metropolitan Police Department    (the "Tenant")
     Landlord:    NNN Oakey Building 2003, LLC,               (the "Landlord")
                  a Delaware limited liability company
     Common Address of Building:
     4750 West Oakey Boulevard, Las Vegas, Nevada             (the "Building")
     Leased Premises within the Building: 98,160 square feet  (the "Premises")

      The Tenant acknowledges that (a) LaSalle Bank National Association, a national banking association (the "Lender") has agreed, subject to the satisfaction of certain terms and conditions, to make a loan (the "Loan") to NNN OAKEY BUILDING 2003, LLC, A DELAWARE LIMITED LIABILITY COMPANY (the "Landlord"), secured by a mortgage lien on the Landlord's interest in the Building and the land on which the Building is located, and (b) the Lender is requiring this Certificate as a condition to its making the Loan. Accordingly, the Tenant hereby certifies and confirms to the Lender and acknowledges and agrees as follows:

      1. Pursuant to Exhibit "B-1" of the Lease, the Tenant anticipates being in partial possession of the Premises demised under the Lease on or about August 1,2005, such possession to be delivered by the Landlord pursuant to the Lease and accepted by the Tenant.

      2. The Tenant anticipates that the improvements to the Premises that the Landlord is required to furnish under the Lease will be completed in all respects to the satisfaction of the Tenant, and the Premises will be open for the use of the Tenant, its customers, employees and invitees. All contributions required to be paid by the Landlord to the Tenant in connection with improvements to the Premises have been paid in full.

      3. To date, all duties or obligations of the Landlord required under the Lease which were an inducement to the Tenant to enter into the Lease have been fully performed.

      4. The Lease is in full force and effect. No default exists on the part of the Landlord or the Tenant under the Lease, nor does any circumstance currently exist that, but for the giving of notice or the passage of time, or both, would be such a default. The Lease constitutes the entire rental agreement between the Landlord and the Tenant with respect to the Premises and has not been amended, modified or supplemented, except as attached hereto, and has not been superceded. There are no oral agreements between the Landlord and the Tenant with respect to the Premises. A true and correct copy of the Lease (including all amendments thereto) is attached to this Certificate as Exhibit "A", and the Tenant agrees not to amend or modify the Lease without the prior written consent of the Lender.

      5. No rents under the Lease have been prepaid. The Tenant agrees that it shall not prepay any rents under the Lease more than one month from the date when such rents are due. The Tenant does not now have or hold any claim or defense against the Landlord which might be set off or credited against future accruing rents or which might otherwise excuse the Tenant's performance under the Lease.

      6. The Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents secured therein.

      7. The Tenant does not have any outstanding options or rights of first refusal to purchase the Premises, or any part thereof, or to purchase or lease any other part of the Building, except (state none, if applicable): those spaces identified in Exhibit "B-2" of the Lease.

      8. No actions, whether voluntary or involuntary, are pending against the Tenant or any guarantor of the Lease under any bankruptcy, insolvency or similar laws of the United States or any state thereof.

      9. The term of the Lease is estimated to commence on August 1, 2005 and end on July 31, 2011, subject to options to renew, if any, and Sections 2.4 and
2.5 set forth in the Lease.

      10. Beginning on the Lease Commencement Date, as that term is defined in the Lease, the monthly base rental payable by Tenant under the Lease will be $787.64. Percentage Rent is not payable, as provided in the Lease. The estimated monthly payments made by the Tenant under the Lease in respect of common area maintenance costs and real estate taxes will be $TBD and $TBD, respectively.

      11. The security deposit under the Lease is currently N/A.

      12. So long as the Loan is outstanding, the Tenant shall pay any termination fees payable for the early termination of the Lease to the Landlord and the Lender jointly.

      IN WITNESS WHEREOF, the Tenant has executed this Tenant Estoppel Certificate as of July_______,2005.

                                        LAS VEGAS METROPOLITAN POLICE DEPARTMENT

                                        By: /s/ Bill Young
                                            ------------------------------
                                        Name:  Bill Young
                                        Title: Sheriff

                                   EXHIBIT "A"

                                  COPY OF LEASE

                           [TO BE ATTACHED BY TENANT]

This document was prepared by,
and after recording, return to:

Julie Mandanas
Jenner & Block LLP
One IBM Plaza
Chicago, Illinois 60611

Permanent Tax Index Number[s]:

__________________               This space reserved for Recorders use only.

Property Address:

4750 WEST OAKEY BOULEVARD, LAS VEGAS, NEVADA

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated as of April 25, 2005 (the "Agreement"), is executed by and among NNN Oakey Building 2003, LLC, a Delaware limited liability company (the "Landlord"), Las Vegas Metropolitain Police Department, a metropolitan police department formed pursuant to the laws of Chapter 280 of the Nevada Revised Statutes (the "Tenant"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                    RECITALS:

      A. The Lender is the mortgagee under that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated__________________, 200___, to be recorded concurrently herewith (the "Mortgage"), which Mortgage encumbers the Real Estate (as hereinafter defined) and secures a principal indebtedness in the amount of___________________and 00/100 Dollars ($______________).

      B. The Tenant has entered into that certain lease agreement (such lease agreement hereinafter being referred to as the "Lease Agreement", and the Lease Agreement, together with all amendments and modifications thereof, hereinafter being referred to as the "Lease") dated APRIL 25. 2005 with the Landlord (or the Landlord's predecessor-in-interest), pursuant to which the Tenant has leased certain premises (the "Leased Premises") [CONSISTING OF APPROXIMATELY 98,160 RENTABLE SQUARE FEET OF SPACE IN THE BUILDING ("BUILDING")] on the parcel of land (the "Land"; the Land and Building being collectively referred to herein as the "Real Estate") legally described on Exhibit "A" attached hereto and made a part hereof.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

                                   AGREEMENTS:

      1. The Tenant represents and warrants to the Lender that the Lease constitutes the entire agreement between the Tenant and the Landlord with respect to the Leased Premises and there are no other agreements, written or verbal, governing the tenancy of the Tenant with respect to the Leased Premises.

      2. The Tenant has executed and delivered to the Lender that certain Tenant Estoppel Certificate dated on or about the date hereof (the "Estoppel Certificate"). The provisions of the Estoppel Certificate are hereby incorporated into this Agreement as if fully set forth in this Agreement in their entirety.

      3. The Tenant covenants with the Lender that the Lease shall be subject and subordinate to the lien and all other provisions of the Mortgage and to all modifications and extensions thereof, to the full extent of all principal, interest and all other amounts now or hereafter secured thereby and with the same force and effect as if the Mortgage had been executed and delivered prior to the execution and delivery of the Lease. Without limiting the generality of the foregoing subordination provision, the Tenant hereby agrees that any of its right, title and interest in and to insurance proceeds and condemnation awards (or other similar awards arising from eminent domain proceedings) with respect to damage to or the condemnation (or similar taking) of any of the Real Estate, shall be subject and subordinate to the Lender's right, title and interest in and to such proceeds and awards.

      4. The Tenant acknowledges that the Landlord has collaterally assigned to the Lender any and all leases affecting the Real Estate, including the Lease, and the rents and other amounts, including, without limitation, lease termination fees, if any, due and payable under such leases, In connection therewith, the Tenant agrees that, upon receipt of a notice of a default by the Landlord under such assignment and a demand by the Lender for direct payment to the Lender of the rents due under the Lease, the Tenant will honor such demand and make all subsequent rent payments directly to the Lender. The Tenant further agrees that any Lease termination fees payable under the Lease shall be paid jointly to the Landlord and the Lender.

      5. The Lender agrees that so long as the Tenant is not in default under the Lease:

            (a) The Tenant shall not be named or joined as a party in any suit, action or proceeding for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage (unless the Tenant is a necessary party under applicable law); and

            (b) The possession by the Tenant of the Leased Premises and the Tenant's rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise materially adversely affected by (i) any suit, action or proceeding for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage, or by any judicial sale or execution or other sale of the Leased Premises, or any deed given in lieu of foreclosure, or (ii) any default under the Mortgage.

      6. Prior to pursuing any remedy available to the Tenant under the Lease, at law or in equity as a result of any failure of the Landlord to perform or observe any covenant, condition, provision or obligation to be performed or observed by the Landlord under the Lease (any such failure being hereinafter referred to as a "Landlord's Default"), the Tenant shall: (a) provide the Lender with a notice of the Landlord's Default, specifying the nature thereof, the section of the Lease under which such Landlord's Default arose, and the remedy which the Tenant will elect under the terms of the Lease or otherwise, and (b) allow the Lender not less than thirty (30) days following receipt of notice of the Landlord's Default to cure the same; provided, however, that, if such Landlord's Default is not readily curable within such thirty (30) day period, the Tenant shall give the Lender such additional time as the Lender may reasonably need to obtain possession and control of the Real Estate and to cure such Landlord's Default so long as the Lender is diligently pursuing a cure. The Tenant shall not pursue any remedy available to it as a result of any Landlord's Default unless the Lender fails to cure same within the time period specified above. For purposes of this Section 6, a Landlord's Default shall not be deemed to have occurred until all grace and/or cure periods applicable thereto under the Lease have lapsed without the Landlord having effectuated a cure thereof.

      7. If the Lender or any future holder of the Mortgage shall become the owner of the Real Estate by reason of foreclosure of the Mortgage or otherwise, or if the Real Estate shall be sold as a result of any action or proceeding to foreclose the Mortgage or transfer of ownership by deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between the Tenant and the new owner of the Real Estate as "landlord" upon all the same terms, covenants and provisions contained in the Lease (subject to the exclusions set forth in subsection (b) below), and in such event:

            (a) The Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the extension periods, if the Tenant elects or has elected to exercise its options to extend the term), and the Tenant hereby agrees to attorn to such new owner and to recognize such new owner as "landlord" under the Lease without any additional documentation to effect such attornment (provided, however, if applicable law shall require additional documentation at the time the Lender exercises its remedies then the Tenant shall execute such additional documents evidencing such attornment as may be required by applicable law);

            (b) Such new owner shall be bound to the Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the extension periods, if the Tenant elects or has elected to exercise its options to extend the term); provided, however, that such new owner shall not be:

                  (i) liable for any act or omission of any prior landlord
            (including the Landlord);

                  (ii) subject to any offsets or defenses which the Tenant has against any prior landlord (including the Landlord) unless the Tenant shall have provided the Lender with (A) notice of the Landlord's Default that gave rise to such offset or defense, and (B) the opportunity to cure the same, all in accordance with the terms of Section 6 above;

                  (iii) bound by any base rent, percentage rent, additional rent or any other amounts payable under the Lease which the Tenant might have paid in advance for more than the current month to any prior landlord (including the Landlord);

                  (iv) liable to refund or otherwise account to the Tenant for any security deposit not actually paid over to such new owner by the Landlord;

                  (v) bound by any amendment or modification of the Lease made without the Lender's consent;

                  (vi) bound by, or liable for any breach of, any representation or warranty or indemnity agreement contained in the Lease or otherwise made by any prior landlord (including the Landlord); or

                  (vii) personally liable or obligated to perform any such term, covenant or provision, such new owner's liability being limited in all cases to its interest in the Real Estate.

      8. Any notices, communications and waivers under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

      To the Lender             LaSalle Bank National Association
                                135 South LaSalle Street, Suite 1225
                                Chicago, Illinois 60603
                                Attention: Commercial Real Estate Division

         With a copy to:               Jenner & Block LLP
                                       One IBM Plaza
                                       Chicago, Illinois 60611
                                       Attention: Donald I. Resnick, Esq.

         To the Landlord:              NNN Oakey Building 2003, LLC
                                       1551 N. Tustin Avenue, Suite 200
                                       Santa Ana, CA 92705
                                       Attention: Notices Department

         With a copy to:               The Rosenfeld Law Group
                                       6725 Via Austi Parkway, Suite 200
                                       Las Vegas, NV 89119
                                       Attention: Efrem A. Rosenfeld, Esq.

         With a copy to:               Triple Net Properties
                                       7201 W. Lake Mead Blvd., Ste 104
                                       Las Vegas, NV 89128
                                       Attention:

         To the Tenant:                Director, General Services Bureau
                                       Las Vegas Metropolitain Police Department
                                       3141 East Sunrise Avenue
                                       Las Vegas, NV 89101
                                       Attention: John Krueger

         With a copy to:               Marquis & Aurbach
                                       10001 Park Run Drive
                                       Las Vegas, NV 89145
                                       Attention: Albert G. Marquis

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

        9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns and any nominees of the Lender, all of whom are entitled to rely upon the provisions hereof. This Agreement shall be exclusively governed by the laws of the State of Nevada.

      10. This Agreement may be executed in multiple counterparts and all of such counterparts together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Subordination, Non-Disturbance and Attornment Agreement the day and year first above written.

                                  LANDLORD:

                                  NNN OAKEY BUILDING 2003, LLC,
                                  a Delaware limited liability company

                                  By:    ______________________________________
                                  Name:  ______________________________________
                                  Title: ______________________________________

                                  TENANT:

                                  LAS VEGAS METROPOLITAN POLICE
                                  DEPARTMENT, a metropolitan police
                                  department formed pursuant to
                                  Chapter 280 of the Nevada Revised
                                  Statutes

                                  By:    /s/ BILL YOUNG
                                         -------------------------------------
                                  Name:  Bill Young
                                  Title: Sheriff

                                  LENDER:

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  a national banking association


                                  By:    ______________________________
                                  Name:  ______________________________
                                  Title: ______________________________

      STATE OF ILLINOIS             )
                                    ) SS.
      COUNTY OF COOK                )

      The undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that___________________________________________, the _____________________________________________of LASALLE BANK NATIONAL
ASSOCIATION, a national banking association, as trustee as aforesaid, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such_______________________________________, he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said banking association, as trustee as aforesaid, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this___________day of_____________________, 200_.

                                        _______________________________
                                               Notary Public
                                           My Commission Expires:

                                        _______________________________

STATE OF NEVADA   )
                  ) SS.
COUNTY OF CLARK   )

      The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that______________________________________________, the ______________________________________, of Las Vegas Metropolitan Police
Department, a metropolitan police department formed pursuant to NRS Chapter 280, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such ___________________________, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said police department, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this 20 day of July, 2005

                                        /s/ David Logue
                                        -----------------------------------
               Notary Public                Notary Public
              State of Nevada           My Commission Expires:
              County of Clerk
                David Logue
            Appl. No. 91-2809-1
       My Appl. Express Aug 12, 2006

STATE OF ILLINOIS              )
                               ) SS.
COUNTY OF________________      )

      The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that_________________________________________, the
____________________________________, of _______________________________, a[N]
________ [CORPORATION / LIMITED PARTNERSHIP / LIMITED LIABILITY COMPANY], who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such ______________________, appeared before me this day-in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said [CORPORATION / LIMITED PARTNERSHIP / LIMITED LIABILITY COMPANY], for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this___________day of_____________________, 20__,


                                     __________________________________
                                               Notary Public
                                           My Commission Expires:

                                     __________________________________


 STATE OF ILLINOIS             )
                               ) SS.
 COUNTY OF COOK                )

      The undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that______________________________________________, the ________________________________________ of LASALLE BANK NATIONAL
ASSOCIATION, a national banking association, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such _________________________________________, he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said banking association, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this__________day of_________________ , 200_.

                                        _________________________________
                                                Notary Public

                                              My Commission Expires:

                                              ______________________________

                                   EXHIBIT "A"

                        LEGAL DESCRIPTION OF REAL ESTATE

LOT _ IN_______________SUBDIVISION, A SUBDIVISION OF A PART OF THE NORTHEAST QUARTER OF SECTION __, TOWNSHIP _ NORTH, RANGE __ EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED AS DOCUMENT
NO._______________________________IN _____ COUNTY, ILLINOIS; IN BOOK __ OF
PLATS, PAGE __.

PROPERTY ADDRESS OF REAL ESTATE:

______________________
______________________

PERMANENT TAX IDENTIFICATION NUMBER:

______________________


                                       10